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                                                                     Exhibit 5.1

August 21, 2003

Jefferies Group, Inc.
520 Madison Avenue
New York, NY 10022

Re: Registration Statement on Form S-3 for Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants

Ladies and Gentlemen:

We have acted as counsel to Jefferies Group, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder, for the registration by the Company of its Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants (the "Securities") having an aggregate initial offering price of up to $1,000,000,000. Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the form of preliminary prospectus included therein, the Indenture dated as of March 12, 2002, by and between the Company and The Bank of New York, as trustee (incorporated by reference as exhibit 4.1 to the Registration Statement), as amended and supplemented by the First Supplemental Indenture thereto, dated as of July 15, 2003 (filed as exhibit 4.2 to the Registration Statement), the Form of Subordinated Indenture to be entered into by the Company and The Bank of New York, as trustee (incorporated by reference as exhibit 4.3 to the Registration Statement) (the "Subordinated Indenture"), the Form of Depository Agreement (incorporated by reference as exhibit 4.4 to the Registration Statement), the resolutions of the Board of Directors of the Company and such other documents and records as we have deemed necessary.

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Jefferies Group, Inc.
August 21, 2003
Page 2

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.

We have also assumed that (i) the definitive terms of any Security, other than Common Stock, offered pursuant to the Registration Statement will have been established in accordance with the previously mentioned resolutions of the Board of Directors of the Company and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock or Preferred Stock, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized and issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, (iv) the Registration Statement, and any amendments thereto, will have become effective,
(v) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby, and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) with respect to any Subordinated Debt Securities, the Subordinated Indenture will have been duly executed and delivered by the Company and the Trustee named therein, and (ii) with respect to all Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture with respect thereto. With respect to the issuance and sale of any series of Preferred Stock, we have assumed that an appropriate certificate of designations, setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock will have been duly adopted and filed with the Secretary of State of the State of Delaware in the form incorporated by reference as an exhibit to the Registration Statement. With respect to the issuance and sale of any Warrants, we have assumed that (i) a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the Warrant Agent, (ii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Warrant Agent appointed by the Company, and (iii) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company. With respect to the issuance and sale of Depositary Shares for Preferred Stock and Depositary Receipts, we have made the same assumptions set forth above with respect to the issuance and sale of Preferred Stock and, in addition, have assumed that (i) a

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Jefferies Group, Inc.
August 21, 2003
Page 3

Deposit Agreement with respect to such Depositary Shares and Depositary Receipts will have been executed and delivered by the Company and the Depositary appointed by the Company in the form incorporated by reference as an exhibit to the Registration Statement and (ii) the Depositary Receipts will have been executed and delivered by the Depositary and issued (a) against payment of the consideration therefor approved by the Company and (b) as provided in such Depositary Agreement with respect thereto.

Based upon the foregoing, we are of the opinion that:

         1. Any Securities consisting of Common Stock or Preferred Stock, including any Common Stock or Preferred Stock issuable on conversion, exercise or exchange of other Securities, when issued and delivered, will be duly and validly issued, fully paid and non-assessable.

         2. Any Securities consisting of Debt Securities or Warrants will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to the benefits provided by the applicable Indenture.

         3. Any Securities consisting of Depositary Shares will be duly and validly issued and will be entitled to the benefits provided by the applicable Depositary Agreement.

We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to laws other than the laws of the State of New York, the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters". In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                         Very truly yours,



                                         /s/ Morgan, Lewis & Bockius LLP